UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 28, 2011

THERMOGENESIS CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-82900	94-3018487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Citrus Road
Rancho Cordova, California  95742
(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 28, 2011, ThermoGenesis Corp. (“Company”) received a notice from the Nasdaq Listing Qualifications Department (“NASDAQ”) notifying the Company that for 30 consecutive business days, the bid price of the Company’s common stock has closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 5550(a)(2).  The Company has been provided with 180 calendar days (until June 25, 2012) to regain compliance.  In order to regain compliance, at any time before June 25, 2012, the bid price of the Company’s common stock must close at a price of at least $1.00 per share for a minimum of 10 consecutive business days.  The notice states that NASDAQ will provide the Company with written notification when it has regained compliance.

If compliance cannot be demonstrated by June 25, 2012, then NASDAQ will decide whether the Company meets all applicable standards for initial listing on the Capital Market (except the bid price requirement) based on the Company’s most recent public filings and market information.  The notice states that, if the Company meets these standards, then the Company will be granted an additional 180 calendar day compliance period.  If the Company is not granted an additional 180 day calendar period, then NASDAQ will provide written notification that the Company’s securities will be delisted.  At that time, the Company may appeal the determination to delist its securities to a Listing Qualifications Panel.  There are no assurances that NASDAQ will continue to grant extensions of time within which to achieve compliance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOGENESIS CORP.,
a Delaware Corporation

Dated: December 29, 2011	/s/ Matthew Plavan
Matthew Plavan,
CFO and EVP of Business Development